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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94354) pertaining to the 1993 Management Agreement between Peachtree FiberOptics, Inc. and Leonard J. Sokolow of our report dated February 26, 1999, with respect to the financial statements of Peachtree FiberOptics, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.




ERNST & YOUNG LLP

Atlanta, Georgia
March 19, 1999